UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 18, 2007

Date of Report (Date of earliest event reported)
FIRST COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989 Bluefield, Virginia		24605-0989

(Address of principal executive offices)		(Zip Code)
(276) 326-9000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 18, 2007, First Community Bancshares, Inc.’s board of directors amended its bylaws to provide for the issuance of stock in uncertificated form, which was not expressly authorized in the bylaws prior to amendment. This amendment to the bylaws was made in order to comply with the requirements of NASDAQ relating to eligibility of the registrant’s common stock, which is traded on the NASDAQ Global Select Market, for participation in the Direct Registration System maintained by the Depository Trust Company. The amended and restated bylaws are attached hereto as Exhibit 3.1.
Item 8.01      Other Events.
On December 8, 2007, First Community Bancshares, Inc. director B. W. Harvey passed away suddenly and unexpectedly. Mr. Harvey had faithfully and selflessly served as a director of the registrant since 1989, and also served as Chairman of the registrant’s wholly-owned subsidiary, First Community Bank, N. A.
On December 18, 2007, the First Community Bancshares, Inc.’s board of directors unanimously elected William P. Stafford, II as Vice Chairman of the registrant in an independent directors meeting. Additionally, the Board of Directors of First Community Bank, N. A. unanimously elected William P. Stafford, II Chairman of its board of directors. A press release announcing the actions is attached hereto as Exhibit 99.1.
Item 9.01      Financial Statements and Exhibits
(d) The following exhibits are included with this report:

Exhibit No.	Exhibit Description

3.1	Resolution of the Board of Directors

99.1	Press release announcing the election of William P. Stafford as Vice Chairman of First Community Bancshares, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date: December 20, 2007	By:	/s/ David D. Brown

David D. Brown Chief Financial Officer